Surf Air Mobility Reports Fourth Quarter and Full Year 2024 Financial Results

Fourth Quarter Revenue of $28.05 Million Rose 5% Compared with Revenue of $26.8 Million in the Prior Year, Exceeding Expectations of $25 - $28 Million

Fourth Quarter Adjusted EBITDA Loss of $6.9 Million Improved by $11.5 Million, or 63%, Versus the Prior Year, Within the Guidance Range of $5 - $8 Million

Full Year Revenue of $119.4 Million Rose 6% Compared with Pro Forma Revenue of $112.9 Million in the Prior Year

Full Year Adjusted EBITDA Loss of $44.1 Million Improved by $6.8 Million, or 13%, Versus the Prior Year on a Pro-Forma Basis.

Company Launched SurfOS with Six Beta Users

LOS ANGELES – March 18, 2025 – Surf Air Mobility Inc. (NYSE: SRFM) (the “Company”), a leading regional air mobility platform, today reported financial results for the fourth quarter and full year ended December 31, 2024.

“During 2024, we designed and implemented a four phase Transformation Plan, a strategic plan to achieve profitable growth. We will measure our success based on our execution of our Transformation Plan. The first phase, Transformation, has been completed. The entire organization is now laser focused on the Optimization phase with the goal of reaching profitability in our airline operations in 2025,” said Deanna White, Chief Executive Officer and Chief Operating Officer of Surf Air Mobility.

She continued, “The financial results for the fourth quarter and full year reflect strong and deliberate execution against our plan. During 2024, we successfully captured synergies from our merger with Southern Airways, drove efficiencies across our organization, began exiting unprofitable routes, and reduced our general and administrative costs. During the fourth quarter, we secured a $50 million Term Loan to address near-term liquidity constraints, lower our cost of capital, minimize potential dilution and reposition the company for profitable growth.”

Fourth Quarter Financial Highlights:

Revenue

•
Revenue of $28.05 million for the fourth quarter of 2024 rose 5% compared to $26.8 million for the same period of the prior year, exceeding the Company’s expectation of $25.0 million - $28.0 million.
o
Scheduled service revenue decreased by 4% primarily driven by the elimination of unprofitable routes
o
On Demand service revenue increased by 39% over the comparable period, which was driven by a mix of higher sales and flight completions

Net Income/Loss

•
Net income improved by $112.3 million to $1.3 million for the fourth quarter of 2024 compared to a net loss of $111.0 million in the prior year period. Both net income for the fourth quarter of 2024 and net loss for the fourth quarter of 2023 included investment in R&D for electrification and software technology, stock-based compensation, transaction costs and other non-recurring items. The fourth quarter of 2023 included a goodwill impairment charge of $60 million. The fourth quarter of 2024 included a $38.9 million reversal of unearned compensation under the Company’s incentive plans. Additionally, actions taken in 2024 to exit unprofitable routes and realize M&A synergies drove improvement in profitability.
•
Adjusted EBITDA loss improved by $11.5 million, or 63%, to $6.9 million for the fourth quarter of 2024 compared to a loss of $18.4 million for the same period of the prior year, within the guidance range of a loss of $5 million to $8 million. The results were driven by improvements from exiting unprofitable routes, realized M&A synergies, and lower compensation costs. Adjusted EBITDA includes investment in R&D for electrification and software technology.
•
See the Adjusted EBITDA table for the reconciliation from Net Loss to Adjusted EBITDA.

Full Year Financial Highlights1:

Revenue

1 Results for the full year of 2023 are pro-forma, which assumes the Company’s acquisition of Southern Airways closed as of the beginning of fiscal 2023.

•
Revenue of $119.4 million for the full year 2024 rose 6% compared to $112.9 million for the prior year on a pro-forma basis.
o
Scheduled service revenue was flat with the prior year. Eliminated unprofitable routes were offset by the additions of subsidized route revenue for Williamsport, Purdue and Lanai.
o
On Demand service revenue increased by 28% over the comparable period, which was primarily the result of improved charter sales and increases in completed departures.

Net Loss

•
GAAP Net Loss improved by $175.8 million, or 70%, to $74.9 million for the full year 2024 compared with $250.7 million in the prior year period. Both GAAP net loss for the full year 2024 and GAAP net loss for the full year 2023 included investment in R&D for electrification and software technology, stock-based compensation, transaction costs and other non-recurring items. A goodwill impairment charge of $60 million was recorded for the full year 2023. For the full year 2024, a reversal of $43 million in unearned compensation under the Company’s incentive plans was recorded. Additionally, actions taken in 2024 to exit unprofitable routes and realize M&A synergies drove improvement in profitability.
•
Net loss improved by $110.1 million, or 60%, to $74.9 million for the full year 2024, compared to pro-forma Net Loss of $185.0 million in the prior year. Both net loss for the full year 2024 and net loss for the full year 2023 included investment in R&D for electrification and software technology, stock-based compensation, transaction costs and other non-recurring items. A goodwill impairment charge of $60 million was recorded in 2023. In 2024, a reversal of $43 million in unearned compensation under the Company’s incentive plans was recorded. Additionally, actions taken in 2024 to exit unprofitable routes and realize M&A synergies drove improvement in profitability.

Adjusted EBITDA

•
Adjusted EBITDA loss improved by $6.8 million, or 13%, to $44.1 million for the full year 2024, compared to $50.9 million for the same period of the prior year on a pro-forma basis.
•
The results were driven by improvements from exiting unprofitable routes, realized M&A synergies, and lower compensation costs. Adjusted EBITDA includes investment in R&D for electrification and software technology.
•
See the Adjusted EBITDA table for the reconciliation from Net Loss to Adjusted EBITDA.

Key Developments and Progress Against the Transformation Plan

During 2024, the Company made significant progress against its Transformation Plan.

Phase 1 – Transformation (2024)

The first phase of the Transformation Plan was completed. The Company:

•
Secured a new $50M term loan from Comvest Partners
•
Extended the maturity of the Company’s secured debt to December 2028
•
Reduced liabilities by over $42 million, exceeding targeted reduction of over 50% of $70 million of past liabilities
•
Announced our intent to reduce the potential dilution from share subscription facility by 90%
•
Appointed Deanna White as CEO and COO and Oliver Reeves as CFO, and Louis Saint-Cyr as COO and President of Hawaii Operations
•
Captured M&A synergies totaling $6.5 million

Phase 2 – Optimization (2025-2026)

The Company laid the foundation for, and began executing against, the second phase of its plan, Optimization. The Company:

Optimization of Airline Operations

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Exited unprofitable routes, saving $4.6 million per year
•
Optimized flight schedules to align with fleet strategy and improve reliability metrics
•
Leveraged the increased subsidy cap per passenger available under the FAA Reauthorization Act to improve the economics of routes
•
Executed components of our re-fleeting plan, including the removal of inefficient and costly aircraft types, and accepted delivery of four new Cessna Caravan aircraft

Recalibrating On Demand Business

•
Completed the incorporation of the SurfOS broker module laying the foundation to optimally recalibrate the business, reduced the On Demand sales team by 50%
•
Rationalized products with a focus on profitability

Driving Efficiencies from SurfOS

•
Announced the intention to form Surf Air Technologies to create a category-defining operating system for the regional air mobility industry powered by Palantir Technologies (NYSE: PLTR)
•
Released a new consumer iOS application to improve Surf On Demand’s charter booking and flight management experience
•
Launched direct integrations with charter supply partners including Fly Easy and Avinode which allow for improved real-time pricing and aircraft availability
•
Overhauled Surf On Demand’s sales and sourcing toolkit, including quote generation, pricing, and automated payment options
•
Implemented front-end UX improvements for the Company’s On Demand and scheduled service booking funnels
•
Launched direct integrations with CAMP and Veryon software to streamline airline maintenance processes
•
Created financial and operational business intelligence dashboards

Phase 4 – Acceleration (2027+)

The Company’s electrification project spans multiple years. During 2024, the Company continued executing against the fourth phase of its plan, Acceleration. The Company:

•
Engaged with the FAA on certification planning to complete the Cessna Caravan Supplemental Type Certificate (“STC”) in 2027, which remains on track
•
Established a Cessna electrification Customer Advisory Board comprised of representatives from Textron Aviation and key electrification customers from four continents
•
Signed MOUs with seven customers to upgrade approximately 100 Cessna Caravan aircraft once the STC is approved
•
Entered into a bilateral agreement with Electra Aero to bring eSTOL to the market, incorporate Surf Air technology into joint systems and create a leasing partnership

Current Developments

In 2025, the Company continued its efforts to execute against its Transformation Plan.

Phase 2 – Optimization (2025-2026)

In 2025, the Company’s focus shifted to executing against the second phase of its plan, Optimization. Progress to date includes:

Optimization of Airline Operations

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Relocating the Company’s System Operations Center (SOC) to the Dallas/Fort Worth area, one of the most prominent aviation hubs in the United States
•
Executing on our re-fleeting strategy by returning five older aircraft to their lessors
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Recruiting seasoned aviation executives to manage Part 135 flight operations

Recalibrating On Demand Business

•
Exited several charter products to focus on profitability rather than near-term market penetration

Driving Efficiencies from SurfOS, an AI-enabled software platform for the regional air mobility industry, developed with Palantir

•
Entered into agreements with six beta users of SurfOS
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Designed white label apps and frontend websites for certain beta customers to improve direct to consumer distribution
•
Launched self-service flight changes and cancellations via chat, reducing the Company’s call center traffic by approximately 20%
•
Introduced a mobile crew app that streamlines pilot workflows and time management for the Company’s airline operations, in compliance with FAA regulations
•
Launched a weight and balance tool for the Company’s airline operations, in compliance with FAA regulations

Financial Outlook

First Quarter 2025

•
First quarter revenue in the range of $21 million to $24 million. These expectations reflect the exiting of unprofitable scheduled routes and a focus on profitability of the On Demand business.
•
Adjusted EBITDA loss in the range of $12 million to $15 million, which excludes the expected impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items. The Adjusted EBITDA loss range for the first quarter reflects the deployment of capital raised in November towards clearing the aircraft maintenance backlog and addressing certain interior and corrosion items which impacted aircraft availability in the quarter.

Full Year 2025

The Company is implementing the Optimization phase of the Transformation Plan, which includes the optimization of its airline operations, the recalibration of its on-demand business, and efforts to drive efficiencies through the implementation of the SurfOS operating system. As previously disclosed, the Company has begun exiting unprofitable scheduled routes and is prioritizing profitability over revenue growth.

As a result, the Company reaffirms its expectations that 2025 revenues will exceed $100 million and that Airline operations will achieve profitability, defined as positive adjusted EBITDA, in 2025.

Finally, as previously announced, the company is actively pursuing the creation of one or more joint ventures or partnerships with key vendors to separately capitalize the company’s electrification efforts and its software venture, Surf Air Technologies, that will capitalize on our exclusive agreement with Palantir to power SurfOS, the operating system for regional air mobility.

Conference Call

Surf Air Mobility will host a conference call today at 5:00 pm ET. Interested parties can register in advance to listen to the webcast here or can find a link on the ‘Events & Presentations’ section of our investor relations website.

Alternatively, listeners may dial into the call as follows:
North America - Toll-Free (800) 715-9871
International (Toll) - (646) 307-1963
Conference ID: 4775356

Contacts

For Press:
press@surfair.com

For Investors:
investors@surfair.com

Source: Surf Air Mobility Inc.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform and one of the largest commuter airlines in the U.S. by scheduled departures. It is also the largest U.S. passenger operator of Cessna Caravans. In addition to its airline operations, Surf Air Mobility is developing an AI-powered software platform for the Regional Air Mobility industry. The company is also working to commercialize electrified aircraft and creating proprietary powertrain technology for the Cessna Caravan. Surf Air Mobility plans to offer its software and electrification solutions to the Regional Air Mobility industry, with the aim to improve safety, efficiency, and profitability.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the credit facility; Surf Air Mobility’s implementation of its transformation strategy; travel trends; developments on key strategic initiatives; Surf Air Mobility’s profitability and future financial results; and Surf Air Mobility’s balance sheet and liquidity. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet commercialized software platforms for third-party sales or manufactured any hybrid-electric or fully-electric aircraft; Surf Air Mobility’s failure to realize the expected return on its significant investment in SurfOS due to development delays, technical challenges, or lack of market acceptance; the powertrain technology Surf Air Mobility plans to develop does not yet exist; any accidents or incidents involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of hybrid-electric and fully-electric powertrains and its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

Use of Trademarks

This release contains trademarks, service marks, trade names and copyrights of Surf Air Mobility and its subsidiaries, and other companies, which are the property of their respective owners.

Footnotes

Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Pro Forma Adjusted EBITDA is a supplemental measure of Surf Air Mobility’s performance that is not required by, or presented in accordance with, U.S. GAAP. Pro Forma Adjusted EBITDA is not a measurement of Surf Air Mobility’s financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with U.S. GAAP. Surf Air Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Surf Air Mobility presents Pro Forma Adjusted EBITDA because it considers this measure to be an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in its industry. Management believes that investors’ understanding of Surf Air Mobility’s performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing its ongoing results of operations. Unaudited pro forma financial information for the fourth quarter and year ended December 31, 2023, assumes the acquisition of Southern Airways closed as of the beginning of 2023.

Consolidated Balance Sheets as of December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023
Assets:
Current assets:
Cash	$21,107	$1,720
Accounts receivable, net	4,257	4,965
Prepaid expenses and other current assets	8,511	11,051
Total current assets	33,875	17,736
Restricted cash	568	711
Property and equipment, net	42,213	45,991
Intangible assets, net	23,118	26,663
Operating lease right-of-use assets	17,046	12,818
Finance lease right-of-use assets	1,115	1,343
Other assets	6,123	5,727
Total assets	$124,058	$110,989
Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$17,976	$18,854
Accrued expenses and other current liabilities	45,496	59,582
Deferred revenue	17,393	19,011
Current maturities of long-term debt	2,543	5,177
Operating lease liabilities, current	4,120	4,104
Finance lease liabilities, current	265	215
SAFE notes at fair value, current	13	25
Convertible notes at fair value, current	—	7,715
Due to related parties, current	1,804	25,431
Total current liabilities	$89,610	$140,114
Long-term debt, net of current maturities	$59,883	$20,617
Convertible notes at fair value, long term	7,347	—
Operating lease liabilities, long term	11,540	5,507
Finance lease liabilities, long term	948	1,137
SAFE notes at fair value, long term	—	—
Due to related parties, long term	50,457	1,673
Other long-term liabilities	24,270	19,426
Total liabilities	$244,055	$188,474
Commitments and contingencies (Note 14):
Shareholders’ equity (deficit):
Preferred Stock, $0.0001 par value; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2023 and December 31, 2022	—	-
Common stock, $0.0001 par value; 800,000,000 shares authorized as of both December 31, 2024 and December 31, 2023; 16,933,692 shares issued and outstanding as of December 31, 2024 and 10,878,633 shares issued and outstanding as of December 31, 2023	2	1
Additional paid-in capital	557,444	525,049
Accumulated deficit	$(677,443)	$(602,535)
Total shareholders’ deficit	$(119,997)	$(77,485)
Total liabilities, redeemable convertible preferred shares and shareholders’ deficit	$124,058	$110,989

Consolidated Statements of Operations for the Years Ended December 31, 2024 and December 31, 2023: (in thousands, except share and per share data):

	Year Ended December 31,
	2024	2023
Revenue	$119,425	$60,505
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization	109,934	61,918
Technology and development	24,041	20,850
Sales and marketing	7,514	10,028
General and administrative	29,851	100,669
Depreciation and amortization	8,341	3,762
Impairment of goodwill	—	60,045
Total operating expenses	179,681	257,272
Operating loss	$(60,256)	$(196,767)
Other income (expense):
Changes in fair value of financial instruments carried at fair value, net	$(11,732)	$(50,230)
Interest expense	(8,617)	(2,969)
Gain (loss) on extinguishment of debt	5,398	(326)
Other income (expense)	12	(3,708)
Total other income (expense), net	$(14,939)	$(57,233)
Loss before income taxes	(75,195)	(254,000)
Income tax benefit	287	3,304
Net loss	$(74,908)	$(250,696)
Net loss per share applicable to common shareholders, basic and diluted	$(5.80)	$(44.46)
Weighted-average number of common shares used in net loss per share applicable to common shareholders, basic and diluted	12,910,341	5,638,128

Unaudited Pro Forma Financial Measures; Revenue, Net Loss, and the Reconciliation of Pro forma Net Loss to Pro forma Adjusted EBITDA (in thousands):

	Quarter Ended December 31,
	2024	2023
Revenue	$28,049	$26,836
Net loss	$1,265	$(110,994)

	Years Ended December 31,
	2024	2023 (Proforma)
Revenue	$119,425	$112,869
Net loss	(74,908)	(184,987)

	Quarter Ended December 31,
	2024	2023
Net Loss	1,265	(110,994)
Addback:
Depreciation and amortization	2,180	1,887
Impairment of goodwill	-	60,045
Interest expense	2,948	1,337
Income tax expense (benefit)	(192)	(267)
Stock-based compensation expense	(20,619)	16,243
Changes in fair value of financial instruments	9,814	804
Gain on extinguishment of debt	(5,398)	-
Data license fees	3,125	12,500
Adjusted EBITDA	(6,877)	(18,445)

	Year Ended December 31,
	2024	2023 (Proforma)
Net Loss	(74,908)	(184,987)
Addback:
Depreciation and amortization	8,341	8,393
Impairment of goodwill	-	60,045
Interest expense	8,617	5,083
Income tax expense (benefit)	(287)	(225)
Stock-based compensation expense	(5,976)	48,252
Changes in fair value of financial instruments	11,732	-
Gain on extinguishment of debt	(5,398)	-
Transaction costs	1,246	-
Data license fees	12,500	12,500
Adjusted EBITDA	(44,133)	(50,939)